LLEX:NYSE American

LILIS ENERGY VOLUNTARILY FILES FOR CHAPTER 11 BANKRUPTCY
NEW DIRECTOR APPOINTED

FORT WORTH, TEXAS – June 29, 2020 (GLOBE NEWSWIRE) – Lilis Energy, Inc. (NYSE American: LLEX) (the “Company”), an exploration and production company operating in the Permian Basin of West Texas and Southeastern New Mexico, announced today that it has filed petitions under Chapter 11 of the United States Bankruptcy Code to initiate voluntary cases in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”).

The Chapter 11 petitions were filed in accordance with a Restructuring Support Agreement (the “RSA”) entered into among the Company and certain of its subsidiaries, certain investment funds and entities affiliated with Värde Partners, Inc. (collectively, the “Värde Funds”), which collectively own all of the Company’s outstanding preferred stock, a subordinated portion of the indebtedness outstanding under the Company’s Second Amended and Restated Senior Secured Revolving Credit Agreement (as amended, the “Credit Agreement”), a portion of the Company’s common stock, and all other lenders under the Credit Agreement (the “RBL Lenders”).

Under the RSA, the Company and its subsidiaries, the RBL Lenders and the Värde Funds have agreed, subject to certain conditions set forth in the RSA, to support a restructuring of the Company and its subsidiaries under a Chapter 11 plan of reorganization (a “Plan”) to be proposed with terms set forth in the RSA. Such Plan, if consummated, is expected to reduce the Company’s funded debt obligations by more than $34.9 million, and right-size the Company’s bank indebtedness for future operations.

The Plan contemplated by the RSA further provides that shares of the Company’s common stock will be canceled for no consideration. The Company believes it is unlikely that the holders of shares of its common stock will receive any consideration for their shares under any plan approved by the Court, irrespective of whether such plan contemplates terms consistent with or similar to those agreed upon in the RSA. Consummation of any restructuring plan will be subject to confirmation by the Court and the satisfaction, or waiver by appropriate parties, of any conditions set forth in such plan and related transaction documents.

The Company expects to continue to operate in the ordinary course throughout the restructuring process without material disruption to vendors, suppliers and partners.

The Plan is contingent upon the Värde Funds’ election to provide, on or before August 17, 2020, an agreed equity commitment and provision of additional debtor-in-possession (“DIP”) financing. In the event the Värde Funds elect not to provide DIP financing and to make the equity investment in the Company or the Plan contemplated in the RSA is not otherwise pursued, the RSA provides that the Company will pursue an agreed sales process with respect to its assets. The RSA is also subject to termination by the RBL Lenders and the Värde Funds in the event certain milestones in the reorganization process are not met.

“Like many companies in the oil and gas industry, we have been impacted by the severe downturn in commodity prices throughout the COVID-19 pandemic,” said Joseph C. Daches, the Company’s Chief Executive Officer, President and Chief Financial Officer. “While facing this challenging environment, we have worked diligently to explore a variety of alternatives to cut costs, improve our liquidity and address debt maturities. We are pleased to receive the continued support of our lenders and preferred shareholders and are confident that Lilis Energy can emerge from Chapter 11 better positioned to meet the challenges that have faced us.”

With the filing, and subject to court approval, the Company has received a commitment from its bank lenders under its Credit Agreement to provide up to $15.0 million in DIP financing. The Company anticipates up to $5.0 million will be available on an interim basis. With the Company’s usual operating cash flows, these financings are expected to provide sufficient liquidity for the Company to continue to operate in the ordinary course through the restructuring process.

Additional information about these Chapter 11 cases can be accessed via PACER at https://www.pacer.gov and, subject to the Court’s approval, at https://cases.stretto.com/LilisEnergy or by calling (855) 364-4639 (Toll-Free) or (949) 266-6357 (Local).

Vinson & Elkins L.L.P. is serving as legal advisor to the Company, Barclays Capital is serving as investment banker for the Company, and Opportune LLP is serving as restructuring advisor to the Company.

New Director

On June 27, 2020, Markus Specks resigned as a director of the Company. Under their rights as holders of the Company’s outstanding preferred stock, the Värde Funds named Mr. Nicholas Winter, a Managing Director of Värde Partners, Inc. as their new designated director, replacing Mr. Specks.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a Fort Worth based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered among the leading resource plays in North America. Lilis’ current total net acreage in the Permian Basin is over 18,000 acres. Lilis Energy's E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com.

Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential” or words of similar meaning. Forward-looking statements are based on management’s expectations, beliefs, assumptions and estimates regarding the Company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Chapter 11 cases, the provision of DIP financing facilities, the Company’s ability to complete the restructuring, the expected terms of a proposed Plan, its ability to continue operating in the ordinary course while the Chapter 11 cases are pending and the treatment of its creditors and common stock under a Plan. These statements are subject to significant risks, uncertainties and assumptions difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to complete a reorganization process under Chapter 11, including consummation of the restructuring in accordance with the terms of any restructuring support agreement; potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the bankruptcy court regarding the motions filed in the Chapter 11 cases; objections to the Company’s restructuring process, the DIP facility, or other pleadings filed that could protract the Chapter 11 cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including the Company’s ability to provide adequate compensation and benefits during the Chapter 11 cases; the Company’s ability to comply with the restrictions imposed by the DIP facility and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities because of the Chapter 11 filing; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the effects of the Chapter 11 cases on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; the bankruptcy court’s rulings in the Chapter 11 cases, including the approvals of the terms of the restructuring and the DIP facility, and the outcome of the Chapter 11 cases generally; the time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to consummate the restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 coronavirus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described occasionally in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge occasionally, or those that the Company deems immaterial, could cause the Company’s actual results to differ, and it is impossible for the Company to predict them all. The Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this news release, whether because of new information, future events or otherwise, except as required by law.

Source: Lilis Energy, Inc.